EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Charles Y. Lee, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSAIL 2019-C15 Commercial Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Wells Fargo Bank, National Association, as Primary Servicer for the Prudential - Digital Realty Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Prudential - Digital Realty Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Prudential - Digital Realty Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Prudential - Digital Realty Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Prudential - Digital Realty Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Prudential - Digital Realty Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Prudential - Digital Realty Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Continental Towers Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Continental Towers Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Continental Towers Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Continental Towers Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Continental Towers Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Continental Towers Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Continental Towers Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Georgetown Squared & Seattle Design Center Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Georgetown Squared & Seattle Design Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Georgetown Squared & Seattle Design Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Georgetown Squared & Seattle Design Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Georgetown Squared & Seattle Design Center Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Georgetown Squared & Seattle Design Center Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Georgetown Squared & Seattle Design Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Nebraska Crossing Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Nebraska Crossing Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Nebraska Crossing Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Nebraska Crossing Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Nebraska Crossing Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the SITE JV Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the SITE JV Portfolio Mortgage Loan, U.S. Bank National Association, as Trustee for the SITE JV Portfolio Mortgage Loan, U.S. Bank National Association, as Custodian for the SITE JV Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the SITE JV Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the SITE JV Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the SITE JV Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 787 Eleventh Avenue Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the 787 Eleventh Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 787 Eleventh Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 787 Eleventh Avenue Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 787 Eleventh Avenue Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 787 Eleventh Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for the Saint Louis Galleria Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Saint Louis Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Saint Louis Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Saint Louis Galleria Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Saint Louis Galleria Mortgage Loan, KeyBank National Association, as Primary Servicer for the 2 North 6th Place Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 2 North 6th Place Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 2 North 6th Place Mortgage Loan, and Wells Fargo Bank, National Association, as Custodian for the 2 North 6th Place Mortgage Loan.

Dated: March 17, 2020

/s/ Charles Y. Lee

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)